Exhibit 23.5

Consent of Independent Auditors

SB One Bancorp, Inc.

Rockaway, New Jersey

We hereby consent to the incorporation by reference in the Joint Proxy Statement / Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated October 1, 2018, relating to the consolidated financial statements of Community Bank of Bergen County, NJ and Subsidiaries appearing in SB One Bancorp’s Current Report on Form 8-K filed on October 1, 2018.

/s/ BDO USA, LLP

Woodbridge, New Jersey

October 1, 2018